EXHIBIT 99.1

Microsemi Reports Record First Quarter 2011 Results

IRVINE, Calif., Jan. 27, 2011 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its first quarter of fiscal year 2011.

  Net Sales for First Quarter Totaled a Record $184.4 Million, an Increase of 63.4 Percent Over Prior Year and 21.9 Percent Over Prior Quarter
  GAAP Gross Margin for First Quarter was a Record 51.5 Percent, an Increase of 520 Basis Points Over Prior Year and 240 Basis Points Over Prior Quarter
  Non-GAAP Gross Margin for First Quarter was a Record 53.6 Percent, an Increase of 730 Basis Points Over Prior Year and 440 Basis Points Over Prior Quarter
  Non-GAAP Operating Margin for First Quarter Increased 330 Basis Points Over Prior Year and 90 Basis Points Over Prior Quarter
  Non-GAAP Diluted EPS for First Quarter was $0.37, an Increase of 68.2 Percent Over Prior Year and 5.7 Percent Over Prior Quarter
  Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi's first quarter of 2011 achieved a record $184.4 million, up 63.4 percent from the first quarter of 2010 and up 21.9 percent from the fourth quarter of 2010.

On a GAAP basis, gross margin in the first quarter of 2011 was a record 51.5 percent, and despite including the negative impact of non-cash purchase accounting adjustments related to acquired profit in inventory from our Actel acquisition, increased 520 basis points from the first quarter of 2010 and increased 240 basis points from the fourth quarter of 2010. GAAP operating margin was 2.4 percent in the first quarter of 2011, reflecting acquisition and restructuring related charges incurred during the quarter, down 690 basis points from the first quarter of 2010 and down 880 basis points from the fourth quarter of 2010. GAAP net loss for the first quarter of 2011 was $3.9 million or a loss of $0.05 per diluted share compared to net income of $8.0 million or $0.10 per diluted share for the first quarter of 2010 and net income of $6.6 million or $0.08 per diluted share in the fourth quarter of 2010. During the first quarter of 2011, we evaluated our deferred tax assets and liabilities subsequent to the acquisition of Actel and reversed a portion of our non-cash valuation allowances. We recorded an income tax benefit of $12.8 million for the first quarter of 2011 primarily related to this reversal.

Non-GAAP gross margin in the first quarter of 2011, which included only the effect of a non-cash purchase accounting adjustment, was a record 53.6 percent, up 730 basis points from the first quarter of 2010 and up 440 basis points from the fourth quarter of 2010. Non-GAAP operating margin was 23.0 percent in the first quarter of 2011, up 330 basis points from the first quarter of 2010 and up 90 basis points from the fourth quarter of 2010. Non-GAAP net income for the first quarter of 2011 was $31.1 million or $0.37 per diluted share compared to $18.0 million or $0.22 per diluted share for the first quarter of 2010 and $28.8 million or $0.35 per diluted share in the fourth quarter of 2010. For the first quarter of 2011, the non-GAAP effective tax rate was 20.5 percent.

"Microsemi again achieved record revenue growth and strong profitability improvement as it executed on its product growth and value chain expansion strategy," stated James J. Peterson, President and Chief Executive Officer. "Our goal is to deliver improving returns to our shareholders in the upcoming quarter and beyond, as we work to leverage our core business and effectively integrate our accretive acquisitions."

Business Outlook

Microsemi expects that for the second quarter of fiscal year 2011, our net sales will increase between a range of 10 percent and 13 percent, sequentially. On a non-GAAP basis, we expect earnings per diluted share for the second quarter of fiscal year 2011 to be $0.44 to $0.46.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi Corporation (Nasdaq:MSCC) offers one of the industry's most comprehensive portfolios of semiconductor technology. Committed to solving the most critical system challenges, Microsemi's products include high-performance, high-reliability analog and RF devices, mixed signal integrated circuits, FPGAs and customizable SoCs, and complete subsystems. Microsemi serves leading system manufacturers around the world in the defense, security, aerospace, enterprise, commercial, and industrial markets.  Learn more at www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for First Quarter 2011 Earnings Conference Call and Webcast

Date:	Thursday, January 27, 2011

Time:	4:45 pm Eastern Standard Time (1:45 pm Pacific Standard Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EST (1:35 pm PST). Please provide the following ID Number: 38464127.

A telephonic replay will be available from 6:00 pm EST (3:00 pm PST) on Thursday, January 27, 2011 through 11:59 pm EST (8:59 pm PST) on Thursday, February 3, 2011. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 38464127.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales, margins and earnings guidance, continued execution in delivering consistently profitable results and improving returns to shareholders in the upcoming quarter and beyond, and its future efforts to leverage its core business and effectively integrate its acquisitions, and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities, including auction rate securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. GAAP results are reconciled to non-GAAP results in the accompanying tables. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

MICROSEMI CORPORATION
Selected GAAP and Non-GAAP Financial Measures
(Unaudited, in thousands except for percentages and per share amounts)

	Quarter Ended
	Jan 2,	Oct 3,	Dec 27,
	2011	2010	2009

Net sales	$184,351	$151,201	$112,832

Selected GAAP Financial Measures
Gross profit	$95,029	$74,170	$52,268
Gross margin	51.5%	49.1%	46.3%
Operating income	$4,383	$16,877	$10,472
Operating margin	2.4%	11.2%	9.3%
Net income (loss)	$ (3,913)	$6,560	$7,960
Diluted earnings (loss) per share	$(0.05)	$0.08	$0.10

Selected Non-GAAP Financial Measures
Gross profit	$98,812	$74,350	$52,268
Gross margin	53.6%	49.2%	46.3%
Operating income	$42,391	$33,473	$22,232
Operating margin	23.0%	22.1%	19.7%
Net income	$31,132	$28,790	$18,034
Diluted earnings per share	$0.37	$0.35	$0.22

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (a) – (h) below.

MICROSEMI CORPORATION
Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(Unaudited, in thousands except for per share amounts)

	Quarter Ended
	Jan 2,	Oct 3,	Dec 27,
	2011	2010	2009

GAAP gross profit	$95,029	$74,170	$52,268
Manufacturing profit in acquired inventory (a)	3,783	180	--
Non-GAAP gross profit	$98,812	$74,350	$52,268

GAAP operating income	$4,383	$16,877	$10,472
Manufacturing profit in acquired inventory (a)	3,783	180	--
Restructuring and other special charges (b)	6,856	1,078	388
Amortization of intangible assets (c)	14,011	6,481	3,883
Stock based compensation (d)	7,278	6,341	6,736
Exceptional legal matters (e)	19	112	753
Acquisition costs (f)	6,061	2,404	--
Non-GAAP operating income	$42,391	$33,473	$22,232

GAAP net income (loss)	$ (3,913)	$6,560	$7,960
Manufacturing profit in acquired inventory (a)	3,783	180	--
Restructuring and other special charges (b)	6,856	1,078	388
Amortization of intangible assets (c)	14,011	6,481	3,883
Stock based compensation (d)	7,278	6,341	6,736
Exceptional legal matters (e)	19	112	753
Acquisition costs (f)	6,061	2,661	—
Credit facility issuance costs (g)	13,424	—	—
Change in fair value of debt and related instruments (g)	4,449	—	—
Income tax effect on non-GAAP adjustments (h)	(20,836)	5,377	(1,686)
Non-GAAP net income	$31,132	$28,790	$18,034

GAAP diluted earnings (loss) per share	$(0.05)	$0.08	$0.10
Effect of non-GAAP adjustments on diluted earnings per share	0.42	0.27	0.12
Non-GAAP diluted earnings per share	$0.37	$0.35	$0.22

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	84,676	82,671	82,117

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (a) – (h) below.

MICROSEMI CORPORATION
Condensed Consolidated Income Statements
(Unaudited, in thousands, except per share amounts)

	Quarter Ended
	Jan 2,	Oct 3,	Dec 27,
	2011	2010	2009

NET SALES	$184,351	$151,201	$112,832
Cost of sales	89,322	77,031	60,564

GROSS PROFIT	95,029	74,170	52,268

Operating expenses:
Selling, general and administrative	40,269	31,277	25,813
Research and development	23,971	16,694	11,805
Amortization of intangible assets	14,011	6,481	3,883
Acquisition costs	6,061	2,404	—
Restructuring charges	6,334	437	295

Total operating expenses	90,646	57,293	41,796

OPERATING INCOME	4,383	16,877	10,472

Interest and other income (expense), net	(21,104)	(370)	(178)

INCOME (LOSS) BEFORE INCOME TAXES	(16,721)	16,507	10,294

Provision (benefit) for income taxes	(12,808)	9,947	2,334

NET INCOME (LOSS)	$ (3,913)	$6,560	$7,960

Earnings (loss) per share
Basic	$(0.05)	$0.08	$0.10
Diluted	$(0.05)	$0.08	$0.10

Common and common equivalent shares outstanding:
Basic	82,716	81,812	81,505
Diluted	82,716	82,671	82,117

MICROSEMI CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	January 2, 2011	October 3, 2010
ASSETS

Current assets:
Cash and cash equivalents	$203,419	$199,950
Accounts receivable, net	114,600	78,722
Inventories	160,394	126,151
Other current assets	44,997	27,346
Total current assets	523,410	432,169
Non-current assets	956,592	447,717

TOTAL ASSETS	$1,480,002	$879,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$137,526	$71,323
Long-term amounts on credit facility	374,926	--
Other long-term liabilities	165,479	42,120
Stockholders' equity	802,071	766,443

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,480,002	$879,886

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(a)   Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margin. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

(b)   Restructuring activities involve the closure and consolidation of certain of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations. Restructuring and other special charges include cost reduction measures to balance our operations to meet customer demand. These charges primarily consist of severance and related costs. Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(d) Stock based compensation has been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(e) Amounts have related to expenses from previously disclosed matters and actions related to the Department of Justice, International Trade Commission and an independent inquiry conducted by our Board of Directors, as well as gains on litigation settlement net of settlement costs. Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(f)   Under recently adopted accounting guidance, acquisition costs for business combinations are expensed as incurred rather than capitalized into the purchase price of an acquisition. These costs have been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(g) We elected the fair value option in accounting for term loan balances outstanding under our credit facility and changes in fair value of the loan balances and related interest rate swap agreements are reflected as adjustments to the income statement. Changes in the fair value of term loan balances outstanding and related interest rate swaps do not result in a change to the principal we owe and are non-cash amounts that management excludes from internal measurements and from forecasting future results. In addition, upon election of the fair value option, up front debt issuance costs are immediately recognized as an expense. Management excludes these expenses from internal measurements and in evaluating current performance.

(h) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, non-cash valuation allowance charges and releases related to deferred tax assets. These amounts are excluded as non-GAAP adjustments as the requirement or releases of valuation allowance related to restructuring activities or acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

CONTACT: FINANCIAL CONTACT:  John W. Hohener
         Executive Vice President and Chief Financial Officer
         Tel: (949) 221-7100

         INVESTORS:  Robert C. Adams
         Vice President of Corporate Development
         Tel: (949) 221-7100